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                                                                     EXHIBIT 5.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial Information", "Consolidated Capitalization" and "Experts" and to the use of our report dated February 24, 2004 (except for Note 18 which is as of March 4, 2004) in the Registration Statement on Form F-10 filed with the Securities and Exchange Commission and related prospectus dated March 5, 2004 of Telesystem International Wireless Inc. for the new issue and secondary offering of common shares.


Montreal, Canada                                     /s/ Ernst & Young LLP
March 5, 2004.                                       ----------------------
                                                     Chartered Accountants